SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 11, 2005

Date of Report (date of earliest event reported)

CYPRESS BIOSCIENCE, INC.

(Exact name of Registrant as specified in charter)

Delaware	0-12943	22-2389839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 Executive Drive, Suite 325

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (858) 452-2323

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On August 11, 2005, we entered into Amendment No. 1 to the License and Collaboration Agreement (the “License Agreement”) with Forest Laboratories Ireland Limited.  As we have previously disclosed, the purpose of the amendment to the License Agreement was to formalize our cost sharing arrangement with respect to the second Phase III clinical trial evaluating mlnacipran for Fibromyalgia Syndrome, or FMS.

In light of the increased expense and risk associated with running both the first and second Phase III trials concurrently, we agreed upon an alternative cost sharing arrangement with Forest Laboratories for the second Phase III trial only.  We will pay for a majority of the external costs of the second Phase III trial only, with Forest reimbursing us under specific scenarios where the second Phase III trial is used as one of the two required pivotal trials in the New Drug Application submission to the Food and Drug Administration, and with a premium under certain additional circumstances.  As we have also previously disclosed, in connection with this arrangement, the amount of funding that we receive from Forest Laboratories for certain of our employees has been eliminated as of the fourth quarter in 2004.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits:

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS BIOSCIENCE, INC.

By:	/s/ Jay D. Kranzler
Jay D. Kranzler
Chief Executive Officer and President

Date:       August 11, 2005